                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                               KAHIKI FOODS, INC.
             ------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    _________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ____________________________________________________________________
      2)    Aggregate number of securities to which transaction applies:

            ____________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________
      4)    Proposed maximum aggregate value of transaction:

            ____________________________________________________________________
      5)    Total fee paid:

            ____________________________________________________________________

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ______________________________________________
      2)    Form, Schedule or Registration Statement No.:

            ______________________________________________
      3)    Filing Party:

            ______________________________________________
      4)    Date Filed:

                               KAHIKI FOODS, INC.
                               1100 MORRISON ROAD
                                GAHANNA, OH 43230

                    Notice of Annual Meeting of Shareholders
                            to be held August 8, 2005

To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Kahiki Foods, Inc. ("Kahiki" or the "Company") will be held at the offices of the Company, 1100 Morrison Road, Gahanna, Ohio on August 8, 2005, at 10:00 a.m. (local time) for the following purposes:

      1. To set the number of Directors of the Company at six and to elect Directors, each Director to hold office until the next Annual Meeting of the Shareholders and until his successor shall be elected and shall qualify.

      2. To amend Article Four of the Company's Amended and Restated Articles of Incorporation to authorize the issuance of preferred shares.

      3. To ratify the action of the Board of Directors in the selection of Plante & Moran, PLLC as independent auditors for the year ending March 31, 2006.

      4. To consider any other matters which may properly come before the meeting or any adjournment thereof.

      Accompanying this Notice of Annual Meeting is a form of Proxy, a Proxy Statement and a copy of the Company's Annual Report for the year ended March 31, 2005, all to be mailed on or about July 22, 2005.

      The stock transfer books for the Company will not be closed, but only Shareholders of record as of the close of business on July 12, 2005 will be entitled to notice of and to vote at the Meeting.

Columbus, Ohio                      By Order of the Board of Directors
July 22, 2005                       Michael C. Tsao, President

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MAIL YOUR PROXY AT ONCE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE. A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE IN MAILING YOUR PROXY. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                               KAHIKI FOODS, INC.
                               1100 Morrison Road
                               Gahanna, Ohio 43230

                                 PROXY STATEMENT

      This Proxy Statement is furnished to the Shareholders of Kahiki Foods, Inc., an Ohio corporation ("Kahiki" or the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on August 8, 2005, and any adjournment thereof. A copy of the Notice of Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on July 22, 2005.

      Only the Shareholders of record at the close of business on July 12, 2005 the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date the Company had outstanding 3,670,848 Common Shares, which are the only securities of the Company entitled to vote at the Meeting, each share being entitled to one vote. The holders of a majority of the Common Shares, present in person or by proxy, will constitute a quorum at the Meeting.

      Directors of the Company will be elected by a plurality vote of the outstanding Common Shares present and entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding Common Shares is required to amend the Amended and Restated Articles of Incorporation and to ratify the selection of independent public accountants.

      Shareholders who execute proxies may revoke them by giving notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the Meeting shall not have the effect of revoking a proxy unless the Shareholder so attending shall so notify the Secretary of the Meeting at any time prior to the voting of the proxy.

      Kahiki will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing and proxy material. In addition to solicitation by mail, Directors, officers and employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise.

      All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specific as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy intend to vote FOR the nominees for election as Directors of the Company listed below and in favor of the amendment to the Amended and Restated Articles of Incorporation and the ratification of the selection of independent public accountants of the Company. The officers, Directors, and nominees for Directors of the Company are the beneficial owners of 49.38% of the Company's issued and outstanding Common Shares. Michael and Alice Tsao, who hold an aggregate of 47.28% of the Company's outstanding Common Shares, have entered into an agreement to vote their shares for the election of Charles Dix (who is a representative of Townsends, Inc.). The officers, Directors, and nominees for Directors of the Company have indicated that they will vote in favor of each nominee for director and in favor of the amendment to the Amended and Restated Articles of Incorporation and the ratification of the selection of independent public accountants of the Company. Therefore, there is a substantial probability that each nominee will be elected and the amendment and ratification approved.

      No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

                      BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table sets forth as of July 12, 2005, certain information concerning stock ownership of all persons known by the Company to own beneficially five percent (5%) or more of the Company's outstanding Common Shares, and each director or nominees and all officers and directors as a group:

                                     Number of Common    Percent of
  Name of Beneficial Owner           Shares Owned (1)    Class (1)
----------------------------         ----------------    ----------
Michael C. Tsao
1100 Morrison Road
Gahanna, Ohio  43230                    1,735,660(2)        28.75%

Alice W. Tsao
1100 Morrison Road
Gahanna, Ohio 43230                     1,735,660(2)        28.75%

Bob Binsky
20185 E. County Club Dr.
North Miami Beach, FL  33180              450,392            7.46%

Alan Hoover
1100 Morrison Road
Gahanna, Ohio  43230                      296,666            4.91%

Bradford M. Sprague
1636 Sherborne Lane
Powell, OH  43085                           5,400            0.09%

Charles Dix
30098 Southampton Bridge Road
Salisbury, Maryland  21804                890,889(4)        14.75%

John Dix
1550 Old Henderson Rd, Suite 202
Columbus, OH  43220                             0            0.00%

Allen J. Proctor
471 Highgate Avenue
Worthington, Ohio 43085                    11,500            0.19%

R. L. Richards
5598 Preston Mill Way
Dublin, OH 43017                            3,500            0.06%

Barron Partners LP
730 Fifth Ave., 9th Floor
New York, New York 10019                1,176,468(3)        19.49%

Townsends, Inc.
Suite 420
919 North Market Street
Wilmington, Delaware  18801               888,889           14.72%

Officers and Directors as a Group
(11 persons)                            2,981,948           49.39%

(1) Unless otherwise provided, the stated number of shares are owned directly by the person named. Shares shown include the following shares subject to options currently exercisable: Mr. Tsao, 12,000 shares; Ms. Tsao, 12,000 shares; Mr. Binsky, 200,600 shares; Mr. Hoover, 240,666 shares; Mr. Sprague, 3,000 shares; Mr. Dix, 2,000 shares; Mr. Proctor, 4,000 shares; and Mr. Richards, 3,000 shares.

(2) Michael C. Tsao and Alice W. Tsao are husband and wife. The listed shares include 700,660 shares owned directly by Alice W. Tsao with respect to which Michael C. Tsao disclaims beneficial ownership and 1,035,000 shares owned by Michael C. Tsao with respect to which Alice W. Tsao disclaims beneficial ownership.

(3) Includes shares issuable upon the exercise of 294,117 $2.25 Warrants and 294,117 $3.00 Warrants.

(4) Includes 888,889 shares issuable to Townsends, Inc. upon conversion of a $2,000,000 Convertible Note. Mr. Dix is President of Townsends, Inc.

      1.    Election of Directors

      Under the Code of Regulations of the Company, the shareholders are to fix the number of Directors and elect Directors at the Annual Meeting of Shareholders to hold office until the next Annual Meeting or until their successors shall be elected and qualify. Proxies solicited by the Board of Directors, if properly signed and returned, will be voted in favor of fixing the number of Directors at six, and for the election of the six nominees listed below as Directors of the Company.

      The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event that any of the nominees should become unavailable, proxies solicited by the Board of Directors will be voted either for the election of substitute nominees designated by the Board of Directors or to fix the number of Directors at a number less than six (subject to the Code of Regulations of the Company) which will be equal to the number of nominees available for election.

The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as Directors are as follows:

                                       Number of        Percentage of
                                      Common Shares      outstanding
                          Director  Beneficially Owned     Common
       Name          Age   Since          (1)             Shares (1)
Michael C. Tsao       55    1982       1,735,660(2)         28.75%
Bradford M. Sprague   54    2004           5,400             0.09%
Charles Dix           42    2004         890,889(3)         14.75%
Allen Proctor         53    2004          11,500             0.19%
R.L. Richards         56    2004           3,500             0.06%
John Dix              63       -               0             0.00%

(1) Shares shown include the following shares subject to options exercisable on July 12, 2005: Mr. Tsao, 12,000; Mr. Sprague, 3,000; Mr. Dix, 2,000;
      Mr. Proctor, 4,000; and Mr. Richards, 3,000.

(2) Michael C. Tsao and Alice W. Tsao are husband and wife. The listed shares include 700,600 shares owned directly by Alice W. Tsao with respect to which Michael C. Tsao disclaims beneficial ownership and 1,035,000 shares owned directly by Michael C. Tsao with respect to which Alice W. Tsao disclaims beneficial ownership.

(3) Includes 888,889 shares issuable to Townsends, Inc. upon conversion of a Convertible Note. Mr. Dix is President of Townsends, Inc.

      MICHAEL C. TSAO is our President and Chairman and has served in those capacities since 1982. Mr. Tsao has over thirty years of experience in the restaurant industry. He has served in an executive capacity for both full service and fast food restaurants. Prior to 1982, he served as President and General Manager of The Columbus Sheraton Plaza, a 400 room hotel. His experience in the food processing industry includes finance, operations, marketing analysis, purchasing, food preparation and facility management. Mr. Tsao managed and operated the Kahiki restaurant for more than twenty years. From 1995 to 2000, Mr. Tsao was a director of Cable Link, Inc. (nka A Novo Broadband) a major supplier of new and used cable tv equipment. Mr. Tsao is a graduate of Pasadena City College (Business Administration).

      BRADFORD M. SPRAGUE became a member of our Board of Directors in August, 2004. Since 2001, Mr. Sprague has been the owner/manager of Prism Municipal Advisors, a financial advisory firm located in Columbus, Ohio. For ten years prior to forming Prism Municipal Advisors, Mr. Sprague was the manager of A.G. Edwards & Sons, Inc.'s Columbus, Ohio public finance office. Mr. Sprague is chairman of our Board's Compensation Committee. Mr. Sprague earned an undergraduate degree from Miami University and a Masters of Public Administrative from the Ohio State University.

      CHARLES DIX became a member of our Board of Directors in August, 2004. Since 1989, Mr. Dix has held various positions with Townsends, Inc., a Delaware based family-owned poultry corporation, currently as the President and Chief Operating Officer. Townsends, Inc. supplies chicken products to Kahiki at competitive prices. Mr. Dix received his BSBA in Management degree from Shippensburg University.

      ALLEN J. PROCTOR became a member of our Board of Directors in August, 2004. Since 2001, Dr. Proctor has been the principal of Allen Proctor Consulting, LLC, a Columbus Ohio based advisor to CEO's on strategic planning, financial reporting and investment oversight. Prior to forming Allen Proctor Consulting, LLC, Dr. Proctor was the Executive Director of the Ohio Police & Fire Pension Fund (1997-2001) and Vice President of Finance of Harvard University (1994-1997). Dr. Proctor's prior experience includes stints with the New York State Financial Control Board; Columbia University Graduate School of Business; Office of Management and Budget, City of New York; the Federal Reserve Bank of New York; and the International Bank for Reconstruction and Development. Dr. Proctor is a member of various non profit boards. Dr. Proctor is the chairman of our Board's Audit Committee. He received his A.B. degree from Harvard University and PhD in international trade and finance from the University of Wisconsin-Madison.

      R.L. RICHARDS became a member of our Board of Directors in August, 2004. Since 1978, Mr. Richards has been Trustee of the R. David Thomas Trust, in Dublin, Ohio. Mr. Richards also serves on the boards of Acceptance Insurance Companies, Inc., Fifth Third Bank, Columbus, Ohio Division and Stanley Steemer International, Inc. Mr. Richards is the chairman of our Board's Strategy Committee. Mr. Richards received a

B.A., Economics and Political Science from Wittenberg University and J.D. from The Ohio State University - - Michael E. Moritz College of Law.

      JOHN F. DIX is the founder and President of Business Development Index Limited, Inc. Mr. Dix has over 30 years of industry leadership experience. Prior to founding Business Development Index Limited, Inc. in 1994, Mr. Dix served as Group Vice President of Borden Foods Corporation from 1977 to 1994. Since 1985 Mr. Dix has taught strategic planning in the MBA program at The Ohio State University. Also at The Ohio State University, Mr. Dix is the co-director of the Center for Excellence in Manufacturing Management. Mr. Dix has served on the board of directors of Acordia McElroy/Minister, Co., Lord, Sullivan & Yoder, Inc., Fiesta Salons, Inc., Excel Management Systems, Inc., Shared Resources, Inc., Trillium Health Care Products, Inc., and New Products Innovations, Inc. Mr. Dix graduated in 1963 from John Carroll University with a Bachelor of Science in Business Administration. He also completed the Harvard Business School, Program for Management Development in 1975.

      All Directors are elected at the Annual Meeting of the Shareholders to serve for one year or until their successors are duly elected and qualified. Security holders may send communications to our Directors in care of the Secretary at our corporate offices. All communications will be relayed to the Directors. Officers serve at the pleasure of the Board of Directors

      Outside Directors of the Company are paid $1,000 for each Board of Directors meeting personally attended and $500 for each committee meeting attended. No fees are paid to directors for participation in telephonic meetings of the Board or actions taken in writing. The Board of Directors met 6 times during the fiscal year ended March 31, 2005. Each Director attended at least 75 percent of the meetings held. It is the Company's policy that all Directors attend the Annual Meeting. All Directors attended the last Annual Meeting.

Audit Committee

      The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor's audit plans, reviews and reports upon various matters affecting the independence of the independent auditors, and reviews with the independent auditors the results of the audit and management's responses. Our Board of Directors has adopted a written charter for our Audit Committee which is attached to this Proxy Statement as Appendix A.

      The Audit Committee is composed of Dr. Proctor, Mr. Richards and Mr. Sprague. All of the members of the Audit Committee are considered "independent" as independence for Audit Committee members is defined in applicable rules of the

National Association of Securities Dealers' listing standards. The Board of Directors has determined that Allen Proctor is an audit committee financial expert as defined by Item 401(e) of Regulation S-B of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. The Audit Committee met three times during the year ended March 31, 2005.

Audit Committee Report

      The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended March 31, 2005. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has also received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence from our Company and its management. The Audit Committee reported its findings to our Board of Directors. The Audit Committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

      Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on SEC Form 10-KSB for the fiscal year ended March 31, 2005 for filing with the SEC.

                                                 Audit Committee

                                                 Allen Proctor
                                                 R.L. Richards
                                                 Bradford Sprague

Other Committees

      The Compensation Committee is composed of Mr. Sprague, Dr. Bash and Mr. Dix. Our Compensation Committee is responsible for establishing our compensation plans. Its duties include the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. The Compensation Committee met one time in the fiscal year ended March 31, 2005.

      The Board of Directors has no standing nominating committee. The Company believes that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time. Currently, four of our eight Directors and four of our six nominees are independent as determined utilizing the standards for director "independence" set forth in applicable rules of the National Association of Securities Dealers' listing standards. The entire Board selects nominees for election as Directors by majority vote, thus ensuring approval of all Director nominees by a majority of the Company's independent Directors. In selecting nominees for Director, the Board does not operate pursuant to a charter.

      In selecting Director nominees, the Board will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company. The Board believes that continuity in leadership and Board tenure maximizes the Board's ability to exercise meaningful Board oversight. Because qualified incumbent Directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a Director of the Company, the Board will generally consider as potential candidates those incumbent Directors interested in standing for re-election who they believe have satisfied Director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

      Generally, the Board will consider shareholder recommendations of proposed Director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the Company's proxy statement for the prior year's annual meeting. In addition, any shareholder Director nominee recommendation must include the following information:

      - the proposed nominee's name and qualifications and the reason for such recommendation;

      - the name and record address of the shareholder(s) proposing such nominee;

      - the number of shares of stock of the Company which are beneficially owned by such shareholder(s); and

      - a description of any financial or other relationship between the shareholder(s) and such nominee or between the nominee and the Company.

In order to be considered by the Board, any candidate proposed by one or more shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other Director candidates.

Compensation Committee Interlocks and Insider Participation

      None of our executive officers has served:

      - as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

      - as a director of another entity which has had an executive officer who has served on our compensation committee; or

      - as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

Indemnification of Directors and Officers

      Our Amended Articles of Incorporation provide that Kahiki shall indemnify any Director or Officer (and may indemnify any other employee or agent of Kahiki or of any entity) who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of Kahiki or is or was serving at the request of Kahiki as a director, officer, trustee, employee or agent of another company, domestic or foreign, non-profit or for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kahiki, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of Kahiki.

      Determination of rights to indemnification shall be made by a majority vote of a quorum of the directors, or by the court in which such action, suit or proceeding was brought.

      We may obtain and maintain liability insurance against liabilities of its directors, officers, employees and agents, sufficient to cover its obligations under these indemnification provisions, and may obtain such liability insurance for liabilities of such persons not subject to any obligations of Kahiki under these indemnification provisions.

      The indemnification provided thereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of shareholders or disinterested directors. In addition, if at any time the Ohio Revised Code ("Code") shall have been amended to authorize further elimination or limitation of the liability of directors or officers, then the liability of each director and officer of Kahiki shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the code require such action. The provision does not limit the right of Kahiki or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of Kahiki pursuant to the Articles of Incorporation, or otherwise, Kahiki has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Executive Officers

The following table provides information regarding each executive officer of the
Company:

     Name             Age                            Position
     ----             ---                            --------
Michael C. Tsao(1)     55    Chairman of the Board, President and Chief Executive Officer
Alice W. Tsao          54    Vice President and Secretary
Alan L. Hoover         50    Senior Vice President, Sales and Marketing
Julia A. Fratianne     42    Chief Financial Officer and Treasurer
Alfred Cheung          50    Vice President, Operations

      (1) Certain information concerning Michael Tsao is contained on the immediately preceding pages of this Proxy Statement.

      ALICE W. TSAO is our Vice-President, Secretary and has served in those capacities since 1982. She has an Associates Degree from Los Angeles Business College, with a major in computer science. Mrs. Tsao has been active in Kahiki's business with her husband Michael C. Tsao for the past twenty years.

      ALAN L. HOOVER joined us in May, 1999 as Senior Vice President, Sales and Marketing. Prior to joining us, Mr. Hoover was Vice President, National Accounts for Tenneco Packaging/Pressware in Columbus, Ohio. Mr. Hoover received his B.S. (Administrative Management) from Clemson University and his M.B.A. (Financial Management) from Benedictine University.

      JULIA A. FRATIANNE joined us in March, 2004 as our Chief Financial Officer, and became our Treasurer in August, 2004. From 1987 to 2003, Ms. Fratianne held various finance positions with Metatec, Inc. (nka Inoveris, LLC), a Dublin, Ohio manufacturer of CD-ROMs, including as Vice President, Finance, Secretary and Treasurer from May, 1997 to October, 1998, and as Vice President, Finance and Administration from October, 1998 to December 2003. Ms. Fratianne received her B.S. (Accounting) from Miami University and is a certified public accountant.

      ALFRED CHEUNG joined us in 2003 as our Vice President, Operations. Mr. Cheung has over 25 years of experience in the food industry in research and development, quality management and food processing. From 1998 to 2003, Mr. Cheung was a lecturer with the University of Hong Kong, Graduate School, Food Industry Management and Marketing. Additionally, from 2001-2002, Mr. Cheung was a consultant to a franchisee of Yum! Brands (the parent company of KFC, Pizza Hut and Taco Bell), Hong Kong, and from 1998-2001, a consultant and director, Technical & Engineering Services of Tung Chun Company, Hong Kong. Mr. Cheung received his B.S. in food science degree from the University of Minnesota and his masters degree in food science from the University of Illinois.

EXECUTIVE COMPENSATION

The following table sets forth the amount accrued by the Company during Fiscal Years 2003, 2004 and 2005 for services rendered by our officers. This includes all compensation awarded to, earned by or accrued for the executive officers listed below during the periods in question.

     Name and                                                               Awards
     Position                   Year   Salary   Bonus (2)  Other (3)  Stock  Options(1)   Total
     --------                   ----  --------  ---------  ---------  -----  ----------   -----
Michael C. Tsao                 2005  $153,577  $       0  $   9,340     0          0    $162,917
Chairman, President and CEO     2004  $135,000  $  23,107  $   9,318     0          0    $167,425
                                2003  $135,000  $       0  $       0     0          0    $135,000

Alice W. Tsao                   2005  $ 50,481  $       0  $  12,265     0          0    $ 62,746
Vice President and Secretary    2004  $ 55,000  $  14,600  $  12,381     0          0    $ 81,981
                                2003  $ 55,000  $       0  $       0     0          0    $ 55,000

Alan Hoover                     2005  $155,176  $   3,000  $   7,453     0          0    $165,629
Senior Vice President           2004  $135,000  $  23,107  $   7,965     0          0    $166,072
                                2003  $135,000  $   5,000  $       0     0      1,000    $140,000

Alfred Cheung                   2005  $111,662  $   3,000  $   7,965     0          0    $122,627
Vice President, Operations      2004  $ 60,288  $  20,100  $  20,920     0    100,000    $101,308
                                2003       N/A        N/A        N/A   N/A        N/A         N/A

Julia Fratianne                 2005  $110,538  $   3,000  $   7,847     0     25,000    $121,385
CFO and Treasurer               2004       N/A        N/A        N/A   N/A        N/A         N/A
                                2003       N/A        N/A        N/A   N/A        N/A         N/A

(1) Number of shares issuable upon exercise of options granted during the fiscal year, adjusted for share dividends.

(2)   2004 bonus paid in 2005. 2005 bonus paid in 2006.

(3)   includes car allowance, relocation bonus, and 401k match

                                                        Number of Securities
                                                       Underlying Unexercised    Value of Unexercised in the
                    Shares Acquired                       Option at FY-End         money options at FY-End
     Name             on Exercise    Value Realized  Exerciseable/Unexercisable   Exercisable/Unexercisable
     ----           ---------------  --------------  --------------------------  ---------------------------
Michael C. Tsao             -        $            0         12,000/0                    $8,040/$0
Alan Hoover            44,667        $       56,994         240,666/0                   $272,675/$0
Julia A. Fratianne          -        $            0         0/25,000                    $0/$0
Alfred Cheung               -        $            0         33,333/66,666               $26,666/$53,333
Alice Tsao                  -        $            0         12,000/0                    $8,040/$0

Incentive Stock Option Plan

      In July, 2001, the Shareholders adopted and approved Kahiki's 2001 Non qualified and Incentive Stock Option Plan ("Plan"). Pursuant to the Plan, 600,000 common shares have been reserved for issuance upon the exercise of options. Options granted under the Plan may be either (1) options intended to constitute incentive stock options ("ISO's") under the Internal Revenue code of 1986 or (2) non qualified options. ISO's may be granted under the Plan to employees and officers of Kahiki. Non qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of Kahiki. The Plan is administered by the Board of Directors. The board, within the limitation of the Plan, determines the persons to whom options and awards may be granted, the number of shares to be covered by each option, the option purchase price per share and the manner of exercise.

      ISO's granted under the Plan may not be granted at a price of less than the fair market value of common shares on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of Kahiki). The aggregate fair market value of shares for which ISO's granted to any employee are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non qualified options granted under the plan may not be granted at a price less than the lesser of (1) the book value of share of common stock as of the end of the fiscal year immediately preceding the date of such grant, or (2) 80% of the fair market value of the common shares on the date of grant. Options granted under the Plan will expire not more than 10 years from the date of grant (5 years in the case of ISO's granted to persons holding 10% or more of the voting securities of Kahiki).

      All options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Options granted terminate within a specified period of time following termination of an optionee's employment or position as a director or consultant.

      We will not grant options and warrants in excess of 15% of the outstanding shares to officers, directors, employees, 5% shareholders or affiliates for a one year period following the date of this proxy statement.

Compensation of Directors

      In January, 2004, we engaged Bob Binsky, then a member of our Board of Directors, as a consultant. Mr. Binsky's duties included advising Kahiki on cost containment planning, assisting in raising capital and public relations. For his services, Mr. Binsky was paid $25,000 and was issued options to purchase 80,000 common shares at $1.80 per share (the fair market value of the common shares on the date of grant).

      Outside Directors of the Company are paid $1,000 for each Board of Director's meeting personally attended and $500 for each committee meeting. No fees are paid to directors for participation in telephonic meetings of the board or actions taken in writing.

Certain Relationships and Related Transactions

      As described below under "Amendment of Amended and Restated Articles of Incorporation," we have entered into various agreements with Townsends, Inc. Charles Dix, one of our Directors, is President and Chief Operating Officer of Townsends, Inc. Mr. Dix abstained from voting on the agreements. We believe that each of the agreements with Townsends, Inc. are on terms no less reasonable to Kahiki than could be obtained from independent third parties and are beneficial to the Company.

      On August 9, 2004, our Board of Directors authorized the issuance of options to purchase 2,000 common shares each at an exercise price of $3.40 per share (the then current market price) to Dr. Winston Bash, Bob Binsky, and Charles Dix (each a director) 3,000 common shares each at an exercise price of $3.40 per share to Bradford Sprague and R.L. Richards (each a director and the chairman of the Compensation Committee and Strategy Committee, respectively); and 4,000 common shares at an exercise price of $3.40 per share to Allen Proctor (a director and chairman of the Audit Committee). Each option is exercisable through August 8, 2009.

      On August 18, 2003, Alice Tsao, an officer and Director, loaned Kahiki $150,000 pursuant to a Subordinated Promissory Note bearing interest at the prime rate announced from time to time by Bank One, N.A., plus two percent. The promissory note matures on February 1, 2005, and is subordinated to all indebtedness of Kahiki to financial institutions.

      On April 18, 2003, our Board of Directors authorized the issuance of options to purchase 3000 common shares each at an exercise price of $1.30 per share ( the then-current market price) to Dr. Winston Bash and Bob Binsky (each a Director) and Andrew J. Federico (our counsel). Each option is exercisable through April 18, 2008.

      On April 18, 2003, our Board of Directors declared a share dividend of one share for every share outstanding to shareholders of record as of May 1, 2003.

      On August 12, 2002, our Board of Directors authorized the issuance of options to purchase 3000 common shares each at an exercise price of $1.25 per share (the then-current market price) to Dr. Winston Bash and Bob Binsky (each a Director) and Andrew J. Federico (our counsel). Each option is exercisable through August 12, 2007.

      Options granted to Messrs. Binsky, Bash and Federico in 2003 and 2002 (as noted above) were in recognition of their service to the Board of Directors and on the Board's

Compensation Committee. Each of the options where issues at market price, and no compensation was recorded.

      2.    Amendment of Amended and Restated Articles of Incorporation

      In the second quarter of the Company's 2005 fiscal year, the Company experienced a cash flow shortage relating to the completion of construction of the Company's manufacturing plant and actively sought new debt or equity financing. After reviewing all options available, the Board of Directors (Mr. Charles Dix abstaining) determined that entering into a strategic relationship with Townsends, Inc. ("Townsends") was the best option available to the Company. Charles Dix, one of our Directors, is President and Chief Operating Officer of Townsends.

      On December 21, 2004, Kahiki entered into a Convertible Note Purchase Agreement (the "Purchase Agreement") with Townsends, Inc. ("Townsends"), pursuant to which Kahiki issued a $1,000,000 Convertible Promissory Note due December 31, 2009 (the "Note") to Townsends. The Note bears interest at the rate of 5% per annum, which accrues to maturity, and is convertible into Preferred Shares, to be authorized, or Common Shares, at a conversion price of $2.25 per share. The Board of Directors determined that the terms of the transaction were commercially reasonable based on the interest rate and payment terms of the Note, the discount from market prices Townsends was offering on chicken prices, and the then current market price of the Company's stock.

      In connection with, and as conditions to, the Purchase Agreement, Kahiki and Townsends also entered into (i) a Supply Agreement pursuant to which Kahiki will purchase a minimum of 20,000 pounds and a maximum of 40,000 pounds per week of chicken products from Townsends at current market prices less $0.09 per pound; and (ii) a Co-pack and Storage Agreement pursuant to which Kahiki will manufacture finished poultry products for Townsends on a cost plus 10% basis.

      Under the Purchase Agreement, Townsends acquired a second $1,000,000 Note under the same terms on June 3, 2005. Kahiki is obligated to seek shareholder approval of an amendment to Kahiki's Articles of Incorporation to authorize Convertible Preferred Shares at this meeting. It is anticipated that Townsends will convert the Note(s) to Preferred Shares upon shareholder approval of the amendment. The Preferred Shares will provide for cumulative annual dividends at an annual rate of $.1125 per share, will be convertible into Common Shares on a share for share basis (subject to anti-dilution rights), will have a liquidation preference of 1.5 times the invested amount, and will entitle Townsends to appoint up to 2 members of Kahiki's Board of Directors.

      In connection with these transactions, Kahiki and Townsends entered into a Registration Rights Agreement. Under this agreement, Kahiki is required to file a registration statement with the U.S. Securities and Exchange Commission on demand by Townsends between December 21, 2005 and December 20, 2009, for the purpose of registering the resale of Common Shares into which the Notes and Preferred Shares may be converted.

      The Amended and Restated Articles of Incorporation of the Company (the "Articles") currently authorize the Company to have outstanding 10,000,000 shares, all of which are to be Common Shares with no par value. The Board of Directors is proposing to amend the Articles to designate 9,000,000 shares as Common Shares and 1,000,000 shares as Preferred Shares, and to specify the terms and preferences of the Preferred Shares. A copy of the proposed Amended and Restated Articles of Incorporation of the Company, including the terms and preferences of the Preferred Shares, is attached to this Proxy Statement as Appendix B.

      The Company utilized the proceeds raised in the transaction with Townsends to complete construction of the Company's manufacturing facility in Gahanna, Ohio. The

Board of Directors believes that the proposed amendment to the Company's Amended and Restated Articles of Incorporation is beneficial to all shareholders and, therefore, recommends its adoption.

      3.    Ratification of Selection of Auditors

      The Board of Directors has selected Plante & Moran, PLLC as auditors of the financial statements of the Company for its current fiscal year ending March 31, 2006. At the Meeting, the shareholders will vote upon a proposal to ratify the selection of Plante & Moran, PLLC as auditors. It is anticipated that a representative of Plante & Moran, PLLC will attend the meeting. No member of such firm, or any associate thereof, has any financial interest in the Company.

      At the last Annual Meeting, the shareholders ratified the selection of Child, Sullivan & Company ("Child") as auditors of the financial statements of the Company for the fiscal year ended March 31, 2005. On December 20, 2004, the Company engaged Plante & Moran, PLLC to replace Child. There were no disagreements with Child on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Audit Fees

      For fiscal years 2004 and 2005, the Company was billed by GBQ Partners LLC ("GBQ") $2,734 (for fiscal year 2004), and by Child (for fiscal year 2004) $28,000, and by Plante Moran $35,126 (for fiscal year 2005), for professional services rendered for the audit of the Company's annual financial statements and services provided in their engagements for those fiscal years.

Tax Fees

      For fiscal years 2004 and 2005, the Company was billed by GBQ $3,103.00 and $25,774, respectively, for professional services rendered for tax compliance, tax advise and tax planning.

All Other Fees

      For fiscal years 2004 and 2005, the Company was billed by GBQ $1,678.00 and $8,975, respectively for business consulting services.

      The Board of Directors of the Company recommends a vote for the ratification of the selection of Plante & Moran, PLLC as auditors for the current fiscal year. All proxies solicited by the Board of Directors will be voted in accordance with the specifications on the term form of proxy. Where no specification is made, proxies will be votes "FOR" the ratification of the selection of Plante & Moran, PLLC as auditors of the Company for the current fiscal year.

      4.    Other Business

      The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their best judgment.

Shareholder Proposals for the 2006 Annual Meeting

      Shareholder proposals to be presented at the 2006 Annual Meeting of Shareholders of Kahiki must received at Kahiki's executive offices at 1100 Morrison Road, Gahanna, Ohio 43230, addressed to the attention of the Secretary, by April 1, 2006, in order to be included in the proxy statement and form of proxy relating to such meeting.

                                  ANNUAL REPORT

      Kahiki's 2005 Annual Report is currently being mailed to shareholders. The Annual Report contains financial statements of Kahiki and the report thereon by Plante & Moran, PLLC, independent public accountants.

      The Prompt return of the Proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the Proxy and return it in the enclosed envelope.

                                    By Order of the Board of Directors
                                    Michael C. Tsao
                                    President

                                   APPENDIX A

                      KAHIKI FOODS, INC. BOARD OF DIRECTORS

                             AUDIT COMMITTEE CHARTER

I. THE COMMITTEE'S PURPOSE. The Committee is appointed by the Board of Directors for the primary purposes of:

      A.    Assisting the Board in its oversight of:

            1. the quality and integrity of the Corporation's financial statements;

            2. the Corporation's compliance with legal and regulatory requirements;

            3.    the Corporation's overall risk management profile;

            4.    the independent auditor's qualifications and independence; and

            5. the performance of the Corporation's internal audit function and independent auditors.

      B. Preparing the annual Audit Committee Report to be included in the Corporation's proxy statement, if any.

II. COMMITTEE MEMBER QUALIFICATIONS. To be a member of the Audit Committee, a Board member must meet the following requirements:

            1. S/he and members of his/her immediate family and entities of which s/he is a partner, member, officer, director or significant (greater than 10%) shareholder must not receive any compensation from the Corporation, except for his/her director's fees (prohibited compensation includes fees paid for accounting, consulting, legal, investment banking or financial advisory services);

            2. S/he must not be the beneficial owner, directly or indirectly; of more than ten percent (10%) of any class of the Corporation's voting equity securities, or be an executive officer of the Corporation;

            3. S/he must not be serving simultaneously on the audit committees of more than two (2) other companies, unless the Board determines that such service will not impair his/her ability to serve on the Corporation's Audit Committee; and

            4. S/he must be financially literate, as determined by the Board, or must become financially literate.

III. THE COMMITTEE'S DUTIES AND RESPONSIBILITIES. Corporation management is responsible for preparing financial statements; the Committee's primary responsibility is oversight. To carry out this responsibility, the Committee will undertake the following activities:

      A.    GENERAL.

            1. To develop and maintain free and open means of communication with the Board, the Corporation's independent auditors, the Corporation's internal auditors, and the financial and general management of the Corporation;

            2. To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Corporation's By Laws and applicable law;

            3.    To maintain and update, as appropriate, this Charter; and

            4. To review with the Board any significant issues that arise with respect to the items listed in I.A. 1 through 5 above.

      B.    THE CORPORATION'S FINANCIAL STATEMENTS AND PUBLISHED INFORMATION.

            1.    At least annually, to review:

                  a. major issues regarding accounting principles and financial statement presentations including any significant changes in the Corporation's selection or application of accounting principles, as well as the clarity and completeness of the Corporation's financial statements and items that impact the representational faithfulness, verifiability and neutrality of accounting information;

                  b. analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

                  c. the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

            2. To discuss the annual audited financial statements and quarterly financial statements with Corporation management and the independent auditors.

            3. To discuss the Corporation's earnings press releases, if any, as well as financial information and earnings guidance provided to analysts and ratings agencies. These discussions must occur in advance of any release or each provision of guidance.

      C.    PERFORMANCE AND INDEPENDENCE OF THE CORPORATION'S INDEPENDENT
            AUDITORS.

            1. At least annually, to obtain and review a written report by the independent auditors describing:

                  a. the independent auditing firm's internal quality control procedures;

                  b. any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm;

                  c. any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditing firm;

                  d. any steps taken to deal with any issues raised in such internal quality control reviews, peer reviews, or governmental or professional authority inquiries or investigations; and

                  e. all relationships between the independent auditor and the Corporation.

            2. To annually evaluate the independent auditor's qualifications, performance and independence, including a review and evaluation of the lead partner, taking into account the opinions of Corporation management and the Corporation's internal auditors, and to report its conclusions to the Board.

            3. To assure regular rotation of the lead audit partner, as required by law.

            4.    To periodically meet separately with independent auditors.

            5. To set clear hiring policies for employees or former employees of the independent auditors.

      D.    THE REVIEW OF SERVICES AND AUDIT BY INDEPENDENT AUDITOR.

            1. To appoint, retain (with subsequent submission to the Corporation's shareholders for ratification), compensate, evaluate and terminate the Corporation's independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (these responsibilities may not be delegated to Corporation management).

            2. At least annually, to pre-approve all audit and non-audit services to be provided to the Corporation by its independent auditors (this responsibility may not be delegated to Corporation management and, to the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee).

            3. To ensure that the Corporation's independent auditors do not perform any non-audit services that are prohibited by law or regulation.

            4. To review the scope of the annual audit to be performed by the Corporation's independent auditors.

            5. To review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Corporation management's responses.

            6. To review the audit report and recommendations submitted by the Corporation's independent auditors.

            7. To review the report required by the regulatory authorities from the independent auditor concerning:

                  a. Critical accounting policies and practices to be used in the audit;

                  b. Alternative treatments of financial information within GAAP that have been discussed with Corporation management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditor; and

                  c. Other material written communications between the independent auditor and Corporation management, such as any management letter or schedule of unadjusted differences.

      E.    THE PERFORMANCE OF THE CORPORATION'S INTERNAL AUDIT FUNCTION.

            1.    To periodically meet separately with internal auditors.

            2.    To review and approve the annual internal audit plan.

            3. To receive and review summaries and reports from the internal auditor with respect to its review of the operations of the Corporation and the systems of internal controls and, where deemed appropriate, management's responses thereto.

      F.    CONTROLS WITHIN THE CORPORATION.

            1. To periodically meet separately with Corporation management including senior finance and accounting management.

            2. To annually review major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies.

            3. To receive quarterly a report from the Corporation's Chief Executive and Chief Financial Officer describing:

                  a. all significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize, and report financial data; and

                  b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

            4.    To establish procedures for:

                  a. the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and

                  b. the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

      G.    REVIEW OF RISK MANAGEMENT.

            To discuss:

            1. guidelines and policies to govern risk assessment and risk management;

            2. the Corporation's major risk exposures and the steps Corporation management has taken to monitor and control such exposures;

            3. to review the status of Corporate Security, the security for the Corporation's electronic data processing information systems, and the general security of the Corporation's people, assets and information systems;

            4. to review the status of the Corporation's financial statements; and

            5. to receive annual and as required reports from corporate counsel regarding legal, regulatory and intellectual property issues.

IV. AUTHORITY TO RETAIN EXPERTS. The Committee has the authority to select, direct and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

V. ANNUAL PERFORMANCE EVALUATION OF THE COMMITTEE. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

VI. AUDIT COMMITTEE FINANCIAL EXPERT. At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an "audit committee financial expert" as defined by regulatory authorities. The person with accounting or related financial management expertise and the "audit committee financial expert" can be one and the same.

VII. ANNUAL BUDGET. The audit committee shall establish an annual budget including reserves for audit contingencies. In the event the budget exceeds two percent of gross revenues, the audit committee shall submit the budget to the board of directors for approval.

                                   APPENDIX B

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               KAHIKI FOODS, INC.

      This Corporation is organized under Section 1707.01, et seq., Revised Code of Ohio, as amended.

      FIRST: The name of the Corporation (hereinafter called the "Corporation") is

                               KAHIKI FOODS, INC.

      SECOND: The place in the State of Ohio where the principal office of the Corporation is to be located is the City of Gahanna, County of Franklin.

      THIRD: The purposes for which the Corporation is formed shall be in the authority to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

      FOURTH: The number of shares of capital stock which the Corporation is authorized to have outstanding is Ten Million (10,000,000), Nine Million (9,000,000) of which shall be designated Common Stock with no par value (the "Common Stock"), and One Million (1,000,000) of which shall be designated Series A Convertible Preferred Stock with no par value (the "Series A Preferred Stock").

      The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, shall obtain and keep in force such authorizations as may be required, and shall comply with all requirements as to registration or other qualification, in order to enable to Corporation lawfully to issue and deliver solely for the purpose of effecting the conversion of the Series A Preferred Stock and of any other securities of the Corporation which may be convertible or exercisable into Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect such exercise and conversion. The Corporation shall from time to time in accordance with the laws of the State of Ohio increase the authorized amount of its shares of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series A Preferred Stock and such other securities.

      The rights and preferences of the Common Stock and the Series A Preferred Stock shall be as follows:

      COMMON STOCK

      1. Parity. Each share of Common Stock shall be equal to each other share of Common Stock in every respect.

      2. Voting Rights. Each share of outstanding Common Stock shall entitle the Holder thereof to one vote per share thereof upon all matters upon which shareholders may have the right to vote, except as otherwise provided herein, in the Code of Regulations of the Corporation, or by law.

      3. Preemptive Rights. The holders of Common Stock shall not have any preemptive or other preferential right to subscribe for, or to purchase any shares of capital stock of the Corporation of any class, whether now or hereinafter authorized, or any Securities exchangeable for or convertible into such stock.

      B.    SERIES A PREFERRED STOCK

      1. Preference. The Series A Preferred Stock shall rank senior to all other classes of the Corporation's capital stock, including the Corporation's Common Stock and all other classes of preferred stock (collectively, the "Junior Stock") with respect to liquidation and dividend rights. The Series A Preferred Stock shall have the powers, rights, preferences, qualifications, and limitations set forth herein.

      2. Dividends. The holders of record of Series A Preferred Stock shall each be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefore, cumulative dividends, compounding annually, at an annual rate equal to $0.1125 per share, respectively, adjusted for any combinations, consolidations, subdivisions or stock splits with respect to such shares (the "Preferred A Dividend Preference"), payable annually on each June 1 and December 1 of each year (or the next business day thereafter) when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on any shares of Junior Stock (other than those payable solely in Common Stock). The Preferred A Dividend Preference may be payable in-cash or in additional shares of Series A Preferred Stock at the option of the Board of Directors. If an "Event of Noncompliance" (as defined in Section 6 below) occurs, then the Preferred A Dividend Preference shall be increased as provided for in Section 6. No dividend shall be paid on or declared and set apart with respect to the Common Stock or any other class of Junior Stock unless and until cumulative dividends on the Series A Preferred Stock shall have been paid or declared as set forth herein and set apart during that fiscal year and any prior year in which dividends were not paid. Notwithstanding the foregoing, if during any fiscal year of the Corporation, the Corporation pays dividends (cash or otherwise) to the holders of the Corporation's Common Stock, then the holders of record of the Series A Preferred Stock shall also be entitled to receive dividends in an amount equal to the amount of any dividend declared payable with respect to each share of Common Stock multiplied by the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible pursuant to Section 5 hereof, as of the record date for the determination of holders of Common Stock and Series A Preferred Stock entitled to receive such dividend. No dividend shall be declared or paid with respect to the Common Stock unless such a dividend is declared and paid with respect to the Series A Preferred Stock (as provided above). The record date with respect to the payment of dividends with respect to the Series A Preferred Stock arising from such dividends paid on the Common Stock shall be the same as the record dates with respect to the payment of dividends with respect to the Common Stock. The right to such dividends shall be cumulative as to the Series A Preferred Stock.

      3.    Liquidation, Dissolution, or Winding Up.

            In the event of a "Liquidation Event" (as defined below), each holder of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Corporation's Junior Stock, an amount equal to the greater of (a) if the Liquidation Event occurs (i) prior to December 21, 2006, $2.8125 per share, respectively (as adjusted to reflect any share split, combination, reclassification, or similar event involving the Series A Preferred Stock), plus all accrued but unpaid dividends thereon (whether or not declared), up to and including the date when full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such Liquidation Event or (ii) on or after December 21, 2006, $3.375 per share, respectively (as adjusted to reflect any share split, combination, reclassification, or similar event involving the Series A Preferred Stock), plus all accrued but unpaid dividends thereon (whether or not declared), up to and including the date when full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such Liquidation Event (either (i) or
(ii), the "Liquidation Preference") and (b) the amount per share that the holders of Series A Preferred Stock would have been entitled to receive if each share of Series A Preferred Stock held by such holders had been converted into Common Stock, pursuant to Section 5 hereof, immediately prior to the Liquidation Event. If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the Liquidation Preference, then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the Liquidation Preference that each such holder is otherwise entitled to receive based upon the aggregate Liquidation Preference of the Series A Preferred Stock held by each such holder and the aggregate Liquidation Preference of all Series A Preferred Stock. After such payment shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock so as to be available for such payment, distributions may be made on the Junior Stock. For purposes of this Section 3, a

"Liquidation Event" of this Corporation shall be deemed to be occasioned by, or to include, by means of any transaction or series of related transactions, any of the following: (A) any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary; (B) the acquisition of the stock of the Corporation by another entity or person (including, without limitation, any reorganization, merger, or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), unless the Corporation's stockholders of record, as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued or sold as consideration for the Corporation's acquisition or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity; (C) the sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record, as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity; or (D) the Corporation's making an assignment for the benefit of creditors or commencing any bankruptcy, dissolution, termination of corporate existence, or any similar action. Notwithstanding the foregoing, the holders of at least fifty-one percent (51%) of the outstanding Series A Preferred Stock voting together as a single-class (based on the number of shares held by the holders on an as-converted to Common Stock basis) (the "Convertible Preferred Majority"), may waive any Liquidation Event for purposes of the distributions set forth in this Section 3.

      4.    Voting Rights.

            (a) Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock and shall be entitled to that number of votes equal to the maximum whole number of Common Stock into which such holder's Series A Preferred Stock, as applicable, is convertible pursuant to the provisions of Section 5 on the record date for the determination of stockholders entitled to vote on such matter or, if no record date is established, on the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise expressly provided below in this Section 4 or as required by law and except for the voting rights of the holders of the Series A Preferred Stock to elect a director of the Corporation pursuant to the Voting Agreement dated as of the Closing Date, the holders of Series A Preferred Stock and Common Stock shall vote together as a single class on all matters, and neither the Common Stock nor any of the Series A Preferred Stock shall be entitled to vote as a separate class on any matter to be voted on by stockholders of the Corporation.

            (b) The Corporation shall not take any of the following actions without the affirmative vote (in writing or at a meeting of holders of Series A Preferred Stock) of the holders of at least the Convertible Preferred Majority:

                  (i) The Corporation shall not amend, alter, waive, or repeal the preferences, privileges, special rights, or other powers of the Series A Preferred Stock, as set forth herein;

                  (ii) The Corporation shall not increase or decrease (other than by conversion in accordance with these Amended and Restated Articles of Incorporation) the authorized number of shares of Series A Preferred Stock;

                  (iii) The Corporation shall not amend, waive or repeal any provisions of or add any provisions to, the Corporation's Amended and Restated Articles of Incorporation or Code of Regulations;

                  (iv) Declare or pay any dividend or other distribution upon any class of the Junior Stock;

                  (v) Authorize or designate, whether by reclassification or otherwise, any new class or series of shares or any other securities convertible into equity securities of the Corporation that has rights, preferences, or privileges senior to or pari passu with the Series A Preferred Stock; or

                  (vi) Increase the size of the Corporation's Board of Directors.

            (c) Notwithstanding the provisions of paragraph (b) above, the actions of the Corporation specified therein shall not require the separate affirmative vote of Convertible Preferred Majority, if less than twenty-five percent (25%) of the aggregate number of shares of Series A Preferred Stock theretofore issued by the Corporation are at the time outstanding.

      5.    Conversion.

            (a)   Optional Conversion.

                  (i) Each holder of the Series A Preferred Stock may at any time, upon surrender of the certificates therefore, convert all or any portion of his or its Series A Preferred Stock into fully paid and nonassessable Common Stock of the Corporation, at the Series A Conversion Price set forth below, plus declared and unpaid dividends thereon.

                  (ii) Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefore, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the

      Corporation at its office that the holder elects to convert the same and shall state therein the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at its office to the holder of the Series A Preferred Stock, or to the holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. A conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock at the close of business on that date. From and after that date, all rights of the holder with respect to the Series A Preferred Stock so converted shall terminate, except only the right of the holder to receive certificates for the number of shares of Common Stock issuable-upon conversion thereof and cash for fractional shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Conversion Price.

            (b)   Automatic Conversion.

                  (i) All outstanding Series A Preferred Stock shall be (A) converted automatically and without the need for any action by the holders thereof, at the conversion ratio set forth below, plus declared and unpaid dividends thereon, into fully paid and nonassessable shares of Common Stock immediately upon and simultaneously with the achievement of the "Minimum Common Price" (as defined below) at any time after the first anniversary of the Closing Date or(B) converted automatically upon the affirmative vote of at least the Convertible Preferred Majority. The "Minimum Common Price" shall mean that the closing price of the Corporation's Common Stock (exclusive of any trades by the Corporation's officers, directors or five percent or greater stockholders) on any trading exchange or market for which shares of Common Stock of the Corporation are then primarily traded or sold, equals or exceeds $5.00 per share (adjusted for any combinations, consolidations, subdivisions, or stock splits with respect to such shares) for at least 180 consecutive trading days.

                  (ii) All holders of record of shares of Series A Preferred Stock will be given written notice of the date of any automatic conversion referenced in this Section 5(b). That notice will be sent by mail, first class, postage prepaid, to each record holder of Series A Preferred Stock at each holder's address appearing on the stock register. Promptly after receiving the notice, each holder of shares of Series A Preferred Stock shall surrender the holder's certificate or certificates for all affected shares to the Corporation at the place designated in the notice, and thereafter shall receive certificates for the number of shares of Common Stock or other securities to which the holder is entitled. Upon the date of any automatic conversion, all rights with respect to the Series A Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which their Series A Preferred Stock has been converted and cash for fractional shares. From and after the date of the automatic conversion, all certificates evidencing shares of Series A Preferred Stock automatically converted in accordance with these provisions shall be deemed to have been retired and canceled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender his, her or its certificates. As soon as practicable after the date of any automatic conversion and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered to the holder, or pursuant to the holder's written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on the conversion in accordance with the provisions hereof and cash as provided herein in respect of any fraction of a share of Common Stock otherwise issuable upon the conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Conversion Price.

            (c) Conversion Ratio. Subject to adjustment in the event of certain capital transactions including, without limitation, stock splits, stock dividends, recapitalization and reorganizations, each share of the Series A Preferred Stock may be converted into such number of shares of Common Stock as is obtained by dividing $2.25 by the initial conversion price of $2.25 per share or, in case any adjustment of such conversion price has taken place pursuant to the provisions of this Section 5, by the conversion price as last adjusted and in effect on the date any shares of Series A Preferred Stock are surrendered for conversion (such conversion price, or such conversion price as last adjusted, being referred to herein as the "Series A Conversion Price").

            (d) Adjustments. The Series A Conversion Price at which the Series A Preferred Stock may or shall be converted into Common Stock shall be subject to adjustment from time to time in certain cases as follows:

                  (i) In case the Corporation shall (A) pay a dividend on its Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) issue in any recapitalization, reorganization or reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of its capital stock, the Conversion Price in effect immediately prior thereto shall be adjusted proportionately so that the holder of any Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which such holder would have owed or have been entitled to receive after the happening of such event, had such Series A Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of such events shall occur. An adjustment made pursuant to this paragraph (i) shall become effective, retroactively to the record date, immediately after the payment date in the case of a stock dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, recapitalization, reorganization, or reclassification.

                  (ii) In the event that, at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of any Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than its Common Stock, thereafter the number of such other shares so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraph (i) above.

                  (iii) Whenever the amount of Common Stock or other securities deliverable upon the conversion of the Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal office and with any transfer agent or agents for the Series A and for Common Stock, and with any stock exchange on which such Series A or Common Stock are listed, a statement, signed by its President or one of its Vice Presidents or its Secretary or Treasurer, stating the adjusted number of Common Stock or other securities deliverable per share of Series A Preferred Stock, upon conversion thereof calculated to the nearest share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and shall give notice thereof by mail, postage prepaid, to the holders of record of the Series A Preferred Stock, as applicable. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

                  (iv) At all times, the Corporation shall reserve and keep available unto its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then-outstanding Series A Preferred Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Series A Preferred Stock.

                  (v) No fractional Common Stock shall be issued upon a conversion of the Series A Preferred Stock. If any fractional interest in a Common Stock share would be deliverable upon the conversion of any Series A Preferred Stock, the Corporation shall round such fractional interest to the nearest whole share, in lieu of delivering the fractional share therefor.

            (e)   Adjustment of Conversion Price Upon Issuance of Common Stock.

                  (i) Mechanics of Adjustment. Except as provided in Subsection 5(e)(vii), if and whenever the Corporation shall issue or sell, or under any of Subsections 5(e)(ii) through 5(e)(vi) is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Series A Conversion Price for the shares of its Series A Preferred Stock in effect immediately prior to the time of such issuance or sale (the "Dilutive Price"), then such Series A Conversion Price at such time shall be reduced to an amount (calculated to the sixth decimal point) equal to (x) the Dilutive Price if such issuance or sale occurs on or prior to December 21, 2006 and (y) if such issuance or sale occurs after December 21, 2006, the price determined by dividing
      (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (including as outstanding all Common Stock issuable upon conversion of outstanding Preferred Stock and all Common Stock issuable upon the exercise of Options or the conversion of Convertible Securities, as such terms are defined in Subsection 5(e)(ii)), multiplied by such Conversion Price at such time and
      (B) the consideration, if any, received and/or receivable by the Corporation in connection with such issuance or sale, by (2) the total number of shares of Common Stock outstanding immediately after such issuance or sale, including as outstanding all Common Stock issuable upon conversion of outstanding Preferred Stock and all Common Stock issuable upon the exercise of Options or the conversion of Convertible Securities. The Dilutive Price shall be determined by the consideration, if any, received and/or receivable by the Corporation in connection with such dilutive issuance or sale as determined by the Board of Directors in good faith.

                  (ii) Issuance of Rights or Options. Except as provided in Subsection 5(e)(vii), in case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, shares of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being hereinafter referred to as "Options" and such Convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which a share of Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the full exercise of such Option or upon the full conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than such Series A Conversion Price, as applicable, in effect immediately prior to the time of the granting of such Options, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of the maximum number of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date such Options were granted and thereafter shall be deemed to be outstanding. Except as otherwise provided in Subsection 5(e)(iv), no adjustment of such Series A Conversion Price, as applicable, shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 5(e)(ii) upon the issuance of such Options.

                  (iii) Issuance of Convertible Securities. Except as provided in Subsection 5(e)(vii), in case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are exercisable immediately, and the price per share for which a share of Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than such Series A Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in Subsection 5(e)(iv), no adjustment of such Series A Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities if an appropriate adjustment was previously made pursuant to this Subsection 5(e)(iii) upon the issuance of such Convertible Securities, and (b) if any such issuance or sale of such Convertible Securities is made upon the exercise of any Option to purchase any such Convertible Securities for which adjustment of the Conversion Price have been or are to be made pursuant to other provisions of this Subsection 5(e), no further adjustment of such Series A Conversion Price shall be made by reason of such issuance or sale.

                  (iv) Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in Subsection 5(e)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Subsection 5(e)(ii) or 5(e)(iii), or the rate at which any Convertible Securities referred to in Subsection 5(e)(ii) or 5(e)(iii) are convertible into or exchangeable for shares of Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), such Series A Conversion Price in effect at the time of such event for any outstanding share of Series A Preferred Stock shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such purchase price, additional consideration, or conversion rate, as the case may be, at the time such Options or Convertible Securities initially were granted, issued or sold. In the event any Options or any right to convert or exchange Convertible Securities shall expire or terminate without being exercised, such Series A Conversion Price then in effect hereunder for any outstanding shares of Series A Preferred Stock shall be adjusted to the Series A which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any Option referred to in Subsection 5(e)(ii) or the rate at which any Convertible Securities referred to in Subsection 5(e)(ii) or 5(e)(iii) are convertible into or exchangeable for shares of Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the grant of any such, Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder for any outstanding shares of Series A Preferred Stock shall be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common

      Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if, as a result of such adjustment, the Conversion Price then in effect hereunder is hereby reduced.

                  (v) Consideration for Stock. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by a majority of the members of the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commission or concessions paid or allowed by the Corporation in connection therewith.

                  (vi) Treasury Shares. The disposition of shares of Common Stock owned or held by or for the account of the Corporation (other than a result of a cancellation of treasury shares) shall be considered an issue or sale of Common Stock for the purpose of this Subsection 5(e).

                  (vii) When Adjustment Is Not Required. Notwithstanding any provision herein to the contrary, no adjustment shall be made in the Conversion Price as a result of (1) the issuance of Common Stock upon conversion of any shares of Series A Preferred Stock; (2) the issuance of Series A Preferred Stock upon conversion of any outstanding convertible notes in existence as of the Closing Date; (3) the issuance of dividends or other distributions on the Series A Preferred Stock; (4) the issuance of warrants or other securities to financial institutions or lenders in connection with lease lines or loans approved by the Corporation's Board of Directors; (5) the issuance of stock, warrants or options to employees, directors or consultants of the Company as approved by the Corporation's Board of Directors at a price not less than 85% of the then applicable Series A Conversion Price; (6) the exercise of any warrants, options or other convertible securities in existence as of the Closing Date for the purchase of Common Stock; or (7) any subdivisions or combination affecting the Common Stock or the issuance of shares of Common Stock pursuant to a stock dividend or other distribution on Common Stock if an appropriate adjustment to the Series A Conversion Price, is made pursuant to Subsection 5(d).

                  (viii) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall send via certified or overnight mail to each holder of Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution, or right.

                  (ix) Reservation of Stock Issuable Upon Conversion. At all times, this Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate actions as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Amended and Restated Certificate of Incorporation.

                  (x) Notices. Any notice required by the provisions of this Certificate to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, certified mail postage prepaid, or overnight mail, and addressed to each holder of record at his address appearing on the books of this Corporation.

      6.    Events of Noncompliance.

            (a) An "Event of Noncompliance" will be deemed to have occurred if any of the following actions occur and remain uncured after 30 days following written notice to, or discovery by, the Corporation:

                  (i) the Corporation's default under, or material breach of, any of the provisions of the definitive investment agreements entered between the Corporation and Townsends, Inc. on or around the Closing Date, including without limitation the provisions of these Amended and Restated Articles of Incorporation, the Voting Agreement, Convertible Note Purchase Agreement and Registration Rights Agreement;

                  (ii) the Corporation's default under, or material breach of, any of the provisions of the Corporation's Supply Agreement dated on or around the Closing Date, as amended from time to time with Townsends, Inc.; and

                  (iii) the Corporation's default under, or material breach of, any of the provisions of the Corporation's Co-Packing Agreement dated on or around the Closing Date, as amended from time to time with Townsends, Inc.

            (b) Upon the occurrence of an Event of Noncompliance, the dividends payable on the then outstanding shares of Series A Preferred Stock shall increase to $0.225 per share. The right to increased dividends pursuant to the preceding sentence shall cease upon the earlier of (w) the conversion of all outstanding shares of Series A Preferred Stock into Common Stock pursuant to
Section 5 of these Amended and Restated Articles of Incorporation; (x) the payment in full of the Liquidation Preference (or such higher amount, as applicable) on all outstanding shares of Series A Preferred Stock pursuant to
Section 3 of these Amended and Restated Articles of Incorporation; (y) the Corporation's cure of the facts and circumstances resulting in the Event of Noncompliance; or (z) the waiver of the Event of Noncompliance by the Convertible Preferred Majority.

      7. Reissuance of Preferred Stock. No shares of Series A Preferred Stock redeemed, purchased, or acquired by the Corporation or converted into Common Stock shall be reissued, and all such shares shall be cancelled and eliminated from the shares of the Corporation shall be authorized to issue.

      FIFTH: The period of existence of the Corporation is perpetual.

      SIXTH: 1. Notwithstanding any provision in the Revised Code of Ohio requiring for any purpose the vote, consent, waiver, or release of the holders of a designated greater proration (but less than all) of the shares of any particular class or of each class, if the shares are classified, the vote, consent, waiver, or release of the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if the shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provision of said Revised Code of Ohio.

      2. Whenever the Revised Code of Ohio shall fail to prescribe a designated proportion of voting power required for any purpose, the vote, consent, waiver, or release of at least a majority of the voting power represented at a meeting of shareholders at which a quorum is present shall be sufficient for any such purpose; and at any such meeting the shareholders entitled to exercise at least a majority of the voting power relating to any such purpose constitute a quorum.

      SEVENTH: The Corporation shall, to the fullest extent permitted by Section 1701.13 of the Revised Code of Ohio, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      EIGHTH. Subject to the provisions of Article FOURTH hereof, the Board of Directors is hereby authorized to fix and determine, and to vary, the amount of working capital of the Corporation, to determine whether any, and, if any, what part of the surplus, however created or arising, shall be disposed of, or declared in dividends, or paid to shareholders, and without action by the shareholders, to use and apply such surplus, or any part thereof; or such part of the stated capital of the Corporation as is permitted under the provision of
Section 1701.35 of the Revised Code of Ohio, or any statute of like tenor or effect which is hereafter enacted, at any time or from time to time, in the purchase or acquisition of shares of any class, voting trust, certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidence of indebtedness of the Corporation, or other securities, evidences of indebtedness of the Corporation, or other securities of the Corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

      NINTH: From time to time any of the provisions of these Amended and Restated Articles of Incorporation may be amended, altered, or repealed and other provisions authorized by the Revised Code of Ohio and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by the Articles of Incorporation are granted subject to the provisions of this Article NINTH.

      TENTH: These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.

                                      PROXY

                               KAHIKI FOODS, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 8, 2005

      The undersigned hereby appoints Michael C. Tsao and Alice W. Tsao and either of them, proxies for the undersigned, with full power of substitution to represent the undersigned and to vote all of the ____________ Common Shares of Kahiki Foods, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company, to be held on August 8, 2005, and at any and all adjournments thereof, upon the matters set forth in the Notice of such Meeting. In their discretion, the proxies are further authorized to vote upon such business as may properly come before the Meeting.

                             ELECTION OF DIRECTORS

      The nominees for the Board of Directors are:

      Michael C. Tsao         Bradford M. Sprague            Charles Dix
      John F. Dix             R.L. Richards                  Allen Proctor

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)
________________________________________________________________________________
____________________________________

                 UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE
                      VOTED FOR THE PROPOSALS LISTED BELOW

1. Set the number of Directors at six      2. Adoption of Amendment to Amended
and election of Directors for nominees     and Restated Articles of
(except as marked to the contrary above).  Incorporation to authorize the issuance of  preferred shares.

FOR       WITHHOLD AUTHORITY               FOR      AGAINST        ABSTAIN
[ ]              [ ]                       [ ]       [  ]    [  ]

3. Ratify the selection of Plante & Moran,
PLLC as auditors of the Company for the
current fiscal year ending March 31, 2006.

FOR      AGAINST       ABSTAIN
[ ]       [  ]    [  ]

      This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR each of the proposals.

Date:_____________, 2005            _____________________________________
                                    Signature
                                    _____________________________________
                                    Signature

      Please sign here personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.